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                                                                EXHIBIT 23.1



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73210), pertaining to the Company's Stock Incentive Plan, 1993 Employees' Stock Grant Plan, Employees' Stock Purchase Plan and Senior Management Stock Distribution Plan, the Registration Statement (Form S-8 No. 33-75350), pertaining to the Company's 1993 Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-89910), pertaining to the Company's 1995 Director Stock Option Plan, the Registration Statement (Form S-8 No. 33-89912), pertaining to the Company's Employees' Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-89914), pertaining to the Company's 1995 Employees' Stock Purchase Plan, and the Registration Statement (Form S-3 No. 33-58717) of Wang Laboratories, Inc. and in the related prospectus of our report dated July 26, 1995, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1995.





                                                ERNST & YOUNG LLP



Boston, Massachusetts
September 25, 1995